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Exhibit 11

Calculation of Basic Earnings Per Share

	Year Ended
	December 28, 2002	December 31, 2001	December 31, 2000	Six Months Ended December 31, 2000	Year Ended June 30, 2000
			(unaudited)
Net (loss) earnings	$(21,031,000)	$(2,980,000)	$(2,624,000)	$(6,302,000)		$9,788,000
Weighted average number of common shares outstanding	24,198,000	24,196,000	22,612,000	22,624,000		22,583,000
Basic (loss) earnings per share	$(.87)	$(.12)	$(.12)	$(.28)	$	..43

Calculation of Diluted Earnings Per Share

	Year Ended
	December 28, 2002	December 31, 2001	December 31, 2000	Six Months Ended December 31, 2000	Year Ended June 30, 2000
			(unaudited)
Net (loss) earnings	$(21,031,000)	$(2,980,000)	$(2,624,000)	$(6,302,000)		$9,788,000
Weighted average number of common shares outstanding	24,198,000	24,196,000	22,612,000	22,624,000		22,583,000
Dilutive effect of stock options outstanding after application of treasury stock method	0	0	0	0		41,000
Adjusted weighted average shares	24,198,000	24,196,000	22,612,000	22,624,000		22,624,000
Diluted (loss) earnings per share	$(.87)	$(.12)	$(.12)	$(.28)	$	..43

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  Exhibit 11
Calculation of Basic Earnings Per Share
Calculation of Diluted Earnings Per Share